Exhibit 99.1

The LAP-BAND® Business of ReShape Lifesciences Inc.

Abbreviated Financial Statements

As of and for the nine months ended September 30, 2018

 Index

Report of Independent Auditors	2

Abbreviated Financial Statements

Statement of Assets Acquired and Liabilities Assumed
September 30, 2018	3

Statement of Net Revenues and Direct Expenses
Nine months ended September 30, 2018	3

Notes to Abbreviated Financial Statements	4

INDEPENDENT AUDITORS’ REPORT

The Management of ReShape Lifesciences Inc.:

We have audited the accompanying financial statements of the LAP-BAND® Business of ReShape Lifesciences Inc., which comprise the Statements of Assets Acquired and Liabilities Assumed as of September 30, 2018, and the Statements of Net Revenues and Direct Expenses for the nine months ended September 30, 2018 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

 Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the LAP-BAND® Business as of September 30, 2018, and its net revenues and direct expenses for the nine months ended September 30, 2018 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying financial statements were prepared in connection with Apollo Endosurgery, Inc.’s divestiture of the LAP-BAND® Business and, as described in Note 2, were prepared for the purposes of ReShape Lifesciences Inc. complying with Rule 8-04 of the Securities and Exchange Commission’s Regulation S-X. These financial statements are not intended to be a complete presentation of the financial position or results of operations of the LAP-BAND® Business. Our opinion is not modified with respect to this matter.

KPMG LLP

Austin, Texas

March 1, 2019

The LAP-BAND® Business of ReShape Lifesciences Inc.

Statement of Assets Acquired and Liabilities Assumed

September 30
2018

Inventory, net	$804,908
Property and equipment, net	556,337
Intangible assets, net	23,151,438
Total assets acquired	$24,512,683

Total liabilities assumed	$—

Total net assets acquired	$24,512,683

The LAP-BAND® Business of ReShape Lifesciences Inc.
Statement of Net Revenues and Direct Expenses

Nine Months Ended September 30, 2018

Product revenues, net	$14,672,257

Direct expenses:
Cost of product revenues	4,249,618
Research and development expenses	750,502
Selling, general, and administrative expenses	618,265
Amortization of intangible assets	4,012,917

Total direct expenses	$9,631,302

Net product revenues less direct expenses	$5,040,955

The accompanying notes are an integral part of these abbreviated financial statements.

The LAP-BAND® Business of ReShape Lifesciences Inc.

Notes to the Abbreviated Financial Statements

1.              Background

On December 17, 2018, ReShape Lifesciences Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Apollo Endosurgery, Inc. (“Apollo”) pursuant to which the Company acquired from Apollo certain assets exclusively related to Apollo’s Lap-Band product line (the “LAP-BAND®”  Business”) and Apollo acquired from the Company substantially all of the assets exclusively related to the Company’s ReShape Balloon product line. In addition, the Company agreed to pay Apollo $17 million in cash, of which $10 million was paid at the closing of the transaction, $2 million is payable on the first anniversary of the closing date, $2 million is payable on the second anniversary of the closing date, and $3 million is payable on the third anniversary of the closing date. The Lap-Band system is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy.

2.              Basis of Presentation and Direct Costs

The Statement of Assets Acquired and Liabilities Assumed as of September 30, 2018 and the related Statement of Net Revenues and Direct Expenses for the nine months ended September 30, 2018 (collectively, the “Abbreviated Financial Statements”) of the LAP-BAND® Business have been prepared for the purpose of supporting the Company in complying with Rule 8-04 of the U.S. Securities and Exchange Commission’s Regulation S-X. The Abbreviated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 8-04 of Regulation S-X. Historically, complete financial statements have never been prepared for the LAP-BAND® Business as Apollo did not maintain the LAP-BAND® Business as a stand-alone business, division or subsidiary for the periods presented, and, therefore, it is impractical to prepare stand-alone or full carve-out financial statements for the LAP-BAND® Business. The Statement of Assets Acquired and Liabilities Assumed and Net Revenues and Direct Expenses of the LAP-BAND® Business have been derived from the operating activities attributed to the LAP-BAND® Business from Apollo’s books and records and only includes assets acquired in the Purchase Agreement which consist principally of finished goods inventory in the United States and Canada, certain property plant and equipment and intangible assets.  The Statement of Net Revenues and Direct Expenses include all revenues and direct expenses worldwide but do not purport to reflect all of the costs, expenses, and cash flows that would have been associated had the LAP-BAND® Business been operated as a stand-alone, separate entity. In addition, the Statement of Net Revenues and Direct Expenses may not be indicative of the operating results going forward given the omission of certain corporate overhead described in the notes to the financial statements and changes in the business that may be made by the Company. A reasonable allocation of marketing, clinical, quality and regulatory expenses incurred by Apollo on behalf of the LAP-BAND® Business is included and described in the notes to the financial statements. However, no additional or separate allocations have been made for certain general and administrative, interest or income tax expenses as the Company considered such items to be corporate expenses and not directly related to the LAP-BAND® Business.

Statements of cash flows are not presented as such data was not maintained by Apollo for the LAP-BAND® Business acquired as it did not operate as a separate business or a separate legal entity.

3.              Summary of Significant Accounting Policies

Use of estimates — The preparation of these Abbreviated Financial Statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. Estimates are used in determining such items as adjustments for contingent consideration. These estimates and underlying assumptions can affect all elements of these Abbreviated Financial Statements. Actual results may differ from these estimates.

Revenue Recognition —  The principal source of revenue for the LAP-BAND® Business is from the sale of its products. Revenue is recognized when control of the promised goods is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in an exchange for those goods. Generally, these conditions are met under the agreements with most customers upon product shipment.  This includes sales to distributors, who sell the products to their customers, take title to the products and assume all risks of ownership at the time of shipment.  Distributors are obligated to pay within specified terms regardless of when, if ever, they sell the products.

Customers and distributors generally have the right to return or exchange products purchased for up to thirty days from the date of product shipment. At the end of each period, management determines the extent to which its revenues need to be reduced to account for expected returns and exchanges. Certain customers may receive volume rebates or discounts, which are accounted for as variable consideration.  The Company estimates these amounts based on the expected amount to be provided to customers and reduce revenues recognized.

We record a  contract liability when cash payments are received in advance of the transfer of goods. Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis. Accordingly, such amounts are excluded from revenues.  Amounts billed to customers related to shipping and handling are included in revenues. Shipping and handling costs related to revenue producing activities are included in cost of sales.

Research and development expenses —  Research and development expenses include costs related to clinical trials, regulatory and quality programs that are specifically identifiable with the Lap-Band product line and also include estimates from Apollo management that allocated non-specific departmental costs based on experience and product line know-how.  No Lap-band specific product research or development costs are included here as there were none.

Selling, general and administrative expenses — Selling, general and administrative expenses include identifiable costs directly associated directly with the Lap-Band product line and include advertising and promotion, which are expensed as incurred. Depreciation expense specifically identifiable to the assets directly associated to the Lap-Band product are also included.  Marketing expenses include estimates from Apollo management that allocated non-specific departmental costs based on experience and product line know-how.  No additional or separate allocations have been made for certain selling, general and administrative expenses as the Company considered such items to be corporate expenses and not directly related to the LAP-BAND® Business.

Inventory, net  — Inventory is stated at the lower of cost or net realizable value, net of any allowances. Charges for excess and obsolete inventory are based on specific identification of obsolete inventory items and an analysis of inventory items approaching expiration date. We record estimated excess and obsolescence charges to cost of sales. Inventories are stated using the weighted average cost approach, which approximates actual costs.

Property and Equipment — Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, except for leasehold improvements, which are depreciated straight-line over the shorter of the estimated useful life or the life of the lease. Major renewals and betterments are capitalized. Validation costs (including materials and labor) that are required to bring machinery to working condition are capitalized. Expenditures for repairs and maintenance and minor replacements are charged to expense as incurred.

Intangibles —  Definite-lived intangible assets consist of customer relationships, product technology, trade names, patents and trademarks and capitalized software which are amortized over their estimated useful lives. Costs to extend the lives of and renew patents and trademarks are capitalized when incurred.

Valuation of Long-lived Assets —   Long-lived assets, including definite-lived intangible assets, are monitored and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimate of undiscounted cash flows is based upon, among other things, certain assumptions about expected future operating performance. The estimates of undiscounted cash flows may differ from actual cash flows. If the sum of the undiscounted cash flows is less than the carrying value of the asset, an impairment charge is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. The  evaluation of long-lived assets for the period ended September 30, 2018 resulted in no impairment losses.

4.             Intangible assets, net

At September 30, 2018, the gross and net amounts of the amortizable intangible assets were:

	September 30, 2018
	Gross Value	Accumulated Amortization	Net Carrying Amount

Amortizable intangible assets:
Lap-Band Technology	$15,500,000	$(7,491,667)	$8,008,333
Trade Names	6,199,958	(2,996,646)	3,203,312
Customer Relationships	23,779,588	(12,770,519)	11,009,069
Patents & Trademarks	2,691,922	(1,761,197)	930,724
Total amortizable intangible assets	$48,171,468	$(25,020,030)	$23,151,438

Amortization of intangible assets for the period ended September 30, 2018 was $4.0 million.

Amortizable intangible assets are amortized over their estimated useful lives, which range from 5 to 10 years, using the straight-line method. At September 30, 2018, the total future amortization of intangible assets for the next 5 years is as follows:

Estimated
Amortization
Expense

Three Months ended December 31, 2018	$1,337,639
Year ended 2019	5,241,756
Year ended 2020	5,032,382
Year ended 2021	4,911,818
Year ended 2022	4,630,068
Nine months ended September 30, 2023	1,636,108
Thereafter	361,667
Total Amortization Expense	$23,151,438

5.              Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through March 1, 2019, the date the Abbreviated Financial Statements were available to be issued. No events or transactions have occurred through such date that requires disclosure, other than those already disclosed, in these Abbreviated Financial Statements.